UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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Cavco Industries, Inc.

(Name of Registrant as Specified In Its Charter)

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CAVCO INDUSTRIES, INC.

NOTICE OF POSTPONEMENT
OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To the Shareholders of Cavco Industries, Inc.:

NOTICE IS HEREBY GIVEN of the postponement of the Annual Meeting of Shareholders (the “Annual Meeting”) of Cavco Industries, Inc. (the “Company”), which was previously scheduled to take place on July 9, 2015, to a date and time to be announced by the Company’s Board of Directors. The purpose of the postponement is to give the Company additional time to address an incentive compensation issue that recently came to the Company’s attention and which will require revisions to the Company’s proxy statement. The location of such re-scheduled Annual Meeting shall remain at the Company’s corporate offices located at 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004. The Company anticipates notifying its shareholders of the re-scheduled date of the Annual Meeting by the filing of additional proxy materials and shall provide such information as soon as practicable.

By order of the Board of Directors

/s/ Joseph H. Stegmayer
Joseph H. Stegmayer
Chairman of the Board, Chief Executive Officer and President

Dated: June 26, 2015

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